Exhibit 10.1
FORBEARANCE AGREEMENT
     THIS FORBEARANCE AGREEMENT (“Agreement”) is entered into as of October 22, 2009 but effective as of July 3, 2009, by and between M&I MARSHALL & ILSLEY BANK (the “Bank”), and MIDWEST BANC HOLDINGS, INC., a Delaware corporation and bank holding company (“Borrower”).
RECITALS:
     A. The Bank previously agreed to provide to the Borrower: (1) a revolving line of credit pursuant to which the Borrower could borrow up to $15,000,000.00 from the Bank, and Borrower previously executed and delivered to the Bank a Promissory Note (which promissory note amended and restated a promissory note dated March 24, 2006, the “Revolving Note”) in the face amount of $15,000,000.00 and dated June 3, 2009 evidencing such revolving loans; and (2) a term loan pursuant to which the Borrower borrowed $75,000,000.00 from the Bank, and Borrower previously executed and delivered to the Bank a Promissory Note (the “Term Note”) dated September 28, 2007, in the face amount of $75,000,000.00 (which amount was reduced to $55,000,000 pursuant to a First Amendment to Note dated March 31, 2008 between the Bank and the Borrower) (the Revolving Note and the Term Note, each a “Note” and collectively, the “Notes”).
     B. Each Note is also governed by a Letter Agreement dated as of April 3, 2009 by and between the Borrower and the Bank (which Letter Agreement amended and restated a Letter Agreement dated as of March 31, 2008, and as further amended, the “Letter Agreement”).
     C. Payment and performance of each Note, the Letter Agreement and the liabilities, indebtedness, and obligations evidenced thereby (collectively, the “Indebtedness”) are secured, and continue to be secured, by a Commercial Pledge Agreement dated as of March 24, 2006 (as amended, the “Pledge Agreement”), and the pledge and delivery to the Bank of stock certificates evidencing Borrower’s ownership of 1,076,640 issued and outstanding shares of Midwest Bank and Trust Company (“Midwest Bank”) (collectively, along with all other Collateral (as that term is defined in the Pledge Agreement), the “Pledged Collateral”). The stock certificates evidencing Borrower’s ownership of 1,076,640 issued and outstanding shares of Midwest Bank constitute 100% of the issued and outstanding shares of Midwest Bank.
     D. Borrower did not comply with: (1) Section 3(i) of the Letter Agreement with respect to the requirement that Midwest Bank maintain a ratio of non-performing loans to total loans of not greater than 3.00% for the periods ending March 31, 2009 and June 30, 2009; and (2) Section 3(ii) of the Letter Agreement with respect to the requirement that Borrower report a quarterly profit for the periods ending September 30, 2008, March 31, 2009 and June 30, 2009 (the “Financial Covenant Defaults”). In addition, the Revolving Note matured on July 3, 2009 and the Borrower was obligated to pay to the Bank all of the aggregate outstanding principal and accrued but unpaid interest on the Revolving Note on such date. As of October 22, 2009 the Borrower has not repaid the Revolving Note in full, and such failure constitutes an additional event of default (the “Payment Default”) under the Loan Documents (as hereinafter defined).
     E. The Borrower has previously received from the Bank contingent waiver letters (the “Contingent Waiver Letters”) dated September 12, 2008, September 23, 2008 and March 4, 2009. Pursuant to the Contingent Waiver Letters, the Bank contingently waived compliance by the Borrower with Section 3(ii) of the Letter Agreement caused by the Borrower’s failure to report a quarterly profit for the period ending September 30, 2008. This contingent waiver was contingent on the Borrower prepaying the principal amount of the Indebtedness owed to the Bank by at least $5,000,000 on or before July 1, 2009. The Borrower failed to make that payment, and has previously informed the Bank that it will not make this payment. Such non-compliance constitutes a continuing event of default under the Letter Agreement and the Security Documents (as that term is defined in the Letter Agreement) (the “Contingent Waiver Default”). The Financial Covenant Defaults, the Contingent Waiver Default and the Payment Default are severally and collectively referred to as the “Existing Defaults.”
     F. The Borrower has previously received from the Bank a default letter dated July 8, 2009, informing the Borrower of the Existing Defaults (the “Default Letter”).
     G. Because of the Existing Defaults, the Bank is now entitled to exercise all rights and remedies provided to it under the Notes, the Letter Agreement and the Pledge Agreement.
     H. Borrower has requested that the Bank forbear from exercising such rights and remedies for the time period provided in this Agreement.
     I. The Bank is willing to forbear from exercising such rights and remedies in reliance upon the representations, warranties and agreements set forth below, and pursuant to the Loan Documents (as hereinafter defined).
     J. This Agreement is a continuation of, and not a repayment or novation of, the obligations and liabilities of Borrower contained in the Notes and the Letter Agreement. As used herein, the Notes, Letter Agreement, Pledge Agreement, the Deposit Control Agreement (as hereinafter defined), the Tax Security Agreement (as hereinafter defined) and this Agreement, along with all now or hereafter existing documents, certificates and agreements related thereto, are severally and collectively referred to herein as the “Loan Documents.”
     K. Borrower further acknowledges and agrees that forbearance by the Bank from the current exercise of its rights and remedies shall result in a direct and substantial benefit to Borrower.
AGREEMENT:
     NOW THEREFORE, in consideration of the agreements and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. Recitals. The foregoing recitals are true and correct in all respects as of the date hereof, and are incorporated into this Agreement by this reference.
2. Acknowledgments by Borrower. Borrower acknowledges and agrees that, as of October 22, 2009 and thereafter: (a) the Existing Defaults constitute Events of Default under the Loan Documents; (b) timely, adequate and proper notice of such Events of Defaults were received by Borrower from the Bank; (c) all grace periods, if any, applicable to cure such Existing Defaults have expired or are hereby waived by Borrower; (d) the Bank is entitled to immediate payment of the Notes and all other sums due under the Loan Documents; (e) the Bank has not waived the Existing Defaults; (f) the Loan Documents are free from any offset, defense, recoupment, or counterclaim, in law or in equity, of any kind or nature; (g) the Indebtedness is fully secured by valid, perfected and enforceable first priority security interests in the Pledged Collateral and the Accounts (as defined in the Deposit Control Agreement); (h) the Bank has fully performed all of its respective obligations and duties under all previously existing agreements between Borrower and the Bank; (i) all actions taken by the Bank prior to the date of this Agreement have been reasonable and appropriate under the circumstances and have been within the Bank’s rights; (j) the Bank’s commitment to enter into this Agreement represents new value given by the Bank for the benefit of Borrower, the value of which is substantially greater than the value to the Bank of all agreements, covenants, representations, warranties and acknowledgements contained herein for the benefit of the Bank; and (k) it is the express intention of Borrower that the agreements, covenants, representations, warranties and acknowledgements contained in this Agreement constitute a contemporaneous exchange for new value given to Borrower by the Bank.
3. Reaffirmation of Warranties and Representations. Borrower hereby reaffirms the accuracy of the representations and warranties contained in the Loan Documents, and affirms the accuracy of the recitals contained in this Agreement. Borrower hereby confirms that there is no other default or event of default under the Loan Documents, except for the Existing Defaults identified in Recitals.
4. Acknowledgment of Indebtedness; Reduction in Commitment. Borrower acknowledges and agrees that: (a) as of October 22, 2009, Indebtedness in the amount of $63,600,000.00 of principal, plus accrued interest thereon and all costs incurred by the Bank (including reasonable attorneys’ fees) is due and payable to the Bank, without offset, deduction, defense, recoupment or counterclaim, and (b) effective as of July 3, 2009, the aggregate commitment of the Bank to Borrower under the Revolving Note was reduced to $8,600,000.00 from $15,000,000.00, notwithstanding the $15,000,000.00 face amount of the Revolving Note.
5. Forbearance. The Bank agrees to forbear from exercising the rights and remedies available to it under the Loan Documents and under applicable law as a consequence of the Existing Defaults for a period (the “Forbearance Period”) commencing on the effective date hereof and ending on the first to occur of: (a) March 31, 2010; (b) the date on which Borrower breaches or defaults in any of its representations, warranties or obligations to the Bank under this Agreement; (c) the date on which Borrower defaults in complying with any of its continuing obligations under the Loan Documents (except that, as provided in Section 7(b) hereof, the Borrower shall not be obligated to comply with the covenants contained in Section 3 and Section 5 of the Letter Agreement, and, as provided in Section 7(d) hereof, the Borrower shall be obligated to make payments to the Bank only from the amounts maintained in the Account (as hereinafter defined)); and (d) the date on which Midwest Bank becomes subject to a receivership by the Federal Deposit Insurance Corporation, or the date on which the Borrower becomes subject to a bankruptcy or insolvency type proceeding.
6. Interest Rate. As provided in the Default Letter, interest will continue to accrue on the Revolving Note and the Term Note at the default rate of interest specified in each such promissory note.
7. Covenants and Agreements of Borrower During Forbearance Period. As a condition to the Bank’s agreements set forth herein and to the continuation of the Forbearance Period pursuant to Section 5, above, Borrower covenants and agrees as follows:
     (a) Borrower shall not request, and the Bank shall not be obligated to make, any additional loans or advances on the Revolving Note.
     (b) Borrower shall continue to comply with all covenants, terms and conditions of the Loan Documents; provided, however, that the Borrower shall not be obligated to comply with the financial covenants contained in Section 3 of the Letter Agreement or the requirements of Section 5 of the Letter Agreement, each during the Forbearance Period, and the Borrower shall be obligated to make payments to the Bank only from the amounts maintained in the Account.
     (c) On October 22, 2009, Borrower shall enter into that certain Deposit Account Security and Control Agreement in favor of the Bank (the “Deposit Control Agreement”), and shall initially deposit $325,000.00 into the DDA account described therein (the “Account”).

     (d) Borrower shall pay all accrued interest, accrued late fees, principal payments and interest due under the Notes during the Forbearance Period, and make all other payments or reimbursements required by the Loan Documents; provided, however, that (1) all such payments shall be made by the Bank debiting the amounts maintained in the Account, and (2) if there is no money in the Account, the Borrower shall not be obligated to make any such payments to the Bank prior to the termination of the Forbearance Period.
     (e) Except as prohibited by law, Borrower and Midwest Bank shall continue to provide the Bank with copies of all documents and information that Borrower or Midwest Bank is required to provide to the Federal Deposit Insurance Corporation and/or any other regulatory authority responsible for the examination or oversight of the Borrower or Midwest Bank.
     (f) Beginning October 31, 2009, the Borrower shall provide to the Bank, within fifteen days of the end of each month, a Borrower prepared balance sheet and income statement for Midwest Bank, along with a detailed list of all Pass-Watch, OAEM, substandard, nonaccrual and OREO assets of Midwest Bank, all in form and substance satisfactory to the Bank.
     (g) On October 22, 2009, the Borrower shall enter into that certain Tax Refund Security Agreement in favor of the Bank (the “Tax Security Agreement”). Upon receipt by the Borrower of the Royal American Corporation 2004 federal income tax refund resulting from the 2006 NOL carryback on the amended tax return filed with the IRS on February 2, 2009, the Borrower shall promptly deliver all of the proceeds received by the Borrower to the Bank, which proceeds will be maintained in the Account and shall be subject to the Deposit Control Agreement.
8. Termination of Forbearance Period and Preservation of Rights. Immediately upon the termination of the Forbearance Period for any reason: (a) the forbearance provided by this Agreement shall terminate; (b) the Notes and Indebtedness shall be immediately due and payable without further notice; (c) the Loan Documents shall be enforceable against Borrower in accordance with their terms; and (d) the Bank shall be entitled to exercise all its rights and remedies under the Loan Documents and at law (without any further notice or demand). During the Forbearance Period, the Bank shall be entitled to take any actions deemed necessary by it to preserve its rights and its interests under the Loan Documents, exclusive of the actions permitted or contemplated by subsections (a) through (d) of this Section 8.
9. Costs and Expenses. Borrower agrees to pay all costs and expenses (including reasonable attorneys’ fees) incurred by the Bank in connection with the preparation and negotiation of this Agreement and enforcement of the Bank’s rights hereunder.
10. No Further Accommodations. Nothing contained in this Agreement shall be construed to implicitly or explicitly promise, agree or commit to extend the terms of the forbearance beyond the end of the Forbearance Period, or to require or commit the Bank to extend any other financial accommodation to Borrower. Borrower acknowledges that Borrower is required to pay the Notes and Indebtedness in full upon the termination of the Forbearance Period, without setoff, recoupment or reduction of any kind.
11. No Waiver or Amendment. The effectiveness of this Agreement shall not constitute a waiver by the Bank of the Existing Defaults or any other default under the Loan Documents, all of which shall be deemed to remain in existence. This Agreement shall not in any way impair the right of the Bank to exercise any or all of its rights and remedies under the Loan Documents or under law with respect to such defaults at any time after the expiration of the Forbearance Period, all of which rights and remedies are hereby expressly reserved. Borrower represents, warrants and agrees there are no oral or written statements or agreements which add to, modify or amend in any manner the terms of this Agreement or the Loan Documents, and that neither this Agreement nor any of the Loan Documents shall be modified or amended except by a writing signed by all parties hereto.

12. Governing Law. This Agreement shall be construed, interpreted and governed by the internal laws of the State of Wisconsin.
13. Conflicts. In the event of any conflict or inconsistency between the terms of this Agreement and any of the other Loan Documents, the applicable terms of this Agreement shall control.
14. Recommendation of Counsel. Borrower acknowledges and understands that the Bank has recommended that it consult with their legal counsel prior to the execution of this Agreement. Borrower acknowledges the recommendation and represent that Borrower has either consulted with counsel prior to executing this Agreement and any agreements referenced herein, or has knowingly waived the right to do so notwithstanding the express recommendation of the Bank.
15. WAIVER OF RIGHT TO JURY TRIAL. BORROWER AND THE BANK EACH KNOWINGLY AND VOLUNTARILY WAIVE TRIAL BY JURY WITH RESPECT TO ALL MATTERS ARISING OUT OF THEIR RELATIONSHIPS AND CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY A JUDGE OF A COURT OF COMPETENT JURISDICTION, AND ACKNOWLEDGE HAVING SOUGHT THE ADVICE OF LEGAL COUNSEL IN CONNECTION WITH THIS WAIVER.
16. SUBMISSION TO JURISDICTION. THE BANK MAY ENFORCE ANY CLAIM ARISING OUT OF THIS AGREEMENT OR THE LOAN DOCUMENTS IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN MILWAUKEE, WISCONSIN. FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INSTITUTED WITH RESPECT TO ANY SUCH CLAIM, BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS.
17. NO CLAIMS. BORROWER, FOR ITSELF AND ITS DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES, AGENTS, PERSONAL REPRESENTATIVES, SUCCESSORS, ASSIGNS AND SUBSIDIARIES, DOES HEREBY FULLY UNCONDITIONALLY AND IRREVOCABLY RELEASE THE BANK AND ANY PARTICIPANT FROM, AND WAIVES AGAINST THE BANK AND ANY PARTICIPANT, THEIR DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES, AGENTS, SUBSIDIARIES, AFFILIATES, ATTORNEYS, SUCCESSORS AND ASSIGNS, ANY AND ALL CLAIMS, LIABILITIES, CAUSES OF ACTION, DEFENSES, COUNTERCLAIMS AND SETOFFS OF ANY KIND, WHETHER KNOWN OR UNKNOWN (WHETHER IN CONTRACT, TORT, STATUTE OR UNDER ANY OTHER LAW OR PRINCIPLE OF EQUITY) ARISING OUT OF, RELATED TO OR IN CONNECTION WITH ANY ACT OR OMISSION BY THE BANK OR ANY PARTICIPANT ON OR BEFORE THE DATE OF THIS AGREEMENT, OR WITH RESPECT TO THIS AGREEMENT AND THE LOAN DOCUMENTS; PROVIDED, HOWEVER, NOTHING CONTAINED IN THIS SECTION SHALL BE DEEMED TO BE A WAIVER OR DISCHARGE OF THE TERMS AND CONDITIONS OF THIS AGREEMENT OR THE LOAN DOCUMENTS.
18. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the permitted successors and assigns of the parties hereto. The Borrower’s rights and liabilities under this Agreement and the Loan Documents are not assignable in whole or in part without the prior written consent of the Bank.

19. Equity Swap. The Bank may, in its sole discretion, consider any proposal from the Borrower concerning a debt for equity swap with respect to the Notes and any equity interest in the Borrower and/or Midwest Bank. The parties hereto acknowledge and agree that the foregoing shall not obligate the Bank to consummate any such potential transaction, and any such potential transaction shall be subject to the Bank’s standard underwriting procedures and to the Bank’s sole discretion.
[signature page to follow]

This Agreement is effective as of the date and year first written above.

MIDWEST BANC HOLDINGS, INC.	M&I MARSHALL & ILSLEY BANK

By:	By:
Name/Title:	Name/Title:

By:

Name/Title: